UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8 2020

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15115 Park Row Blvd, Suite 300, Houston, Texas	77084-4947
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RNET	NASDAQ Global Select Market

Item 1.01.Entry into a Material Definitive Agreement

On September 8, 2020, RigNet, Inc. (the “Company”), as borrower, and subsidiaries of the Company party thereto, as guarantors, entered into a Fourth Amendment (the “Fourth Amendment”) to the Company’s Third Amended and Restated Credit Agreement dated as of November 6, 2017 (as amended from time to time, the “Credit Agreement”) with the financial institutions party thereto, as lenders, and Bank of America, N.A., as administrative agent for the lenders.

Pursuant to regulations issued by the US Department of Treasury forgiveness of amounts borrowed pursuant to the Payroll Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act of 2020 are taking longer than the Company anticipated when the Company borrowed $6.3 million under that program.  Because of this delay, the Company currently anticipates that all amounts borrowed under the PPP will now not be forgiven by the US Government until sometime in the quarter ended March 31, 2021 after the required “Consolidated Leverage Ratio” (as defined in the Credit Agreement).  Pursuant to the Fourth Amendment, amounts borrowed by the Company pursuant to the PPP will be excluded from the Company’s “Consolidated Funded Indebtedness” (as defined in the Credit Agreement) for all periods prior to and including March 31, 2021.  The amount of PPP loan forgiveness actually received by the Company may be reduced, if among other things, the Company reduces its full-time headcount, or the Company reduces salaries and wages beyond certain limits.  The regulations relating to the PPP are subject to change as a result of administrative or judicial proceedings or legislative initiatives.  Any outstanding amounts of the Company’s PPP loan not forgiven or not expected to be forgiven would be considered additional “Consolidated Funded Indebtedness” under the Credit Agreement after March 31, 2021 until the PPP loan amounts were repaid.

As of September 8, 2020, the outstanding principal amount of the Term Loan was $14 million, and the outstanding draws on the revolving credit facility were $89.8 million.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Form 8-K, and incorporated by reference herein.

Item  9.01 — Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Description
10.1

Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of September 8, 2020, among RigNet, Inc., as Borrower, the Subsidiaries of RigNet, Inc. party thereto as Guarantors, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the Lenders party thereto.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ BRAD EASTMAN
Brad Eastman
Senior Vice President and General Counsel

Date:  September 9, 2020

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